UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2019

XENON PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-36687	98-0661854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200-3650 Gilmore Way Burnaby, British Columbia, Canada		V5G 4W8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 484-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2019, the compensation committee (the “Committee”) of the board of directors (the “Board”) of Xenon Pharmaceuticals Inc. (the “Company”) approved 2018 non-equity incentive plan payments, 2019 base salaries for certain of the Company’s executive officers as set forth in the table below, including the Company’s named executive officers. For additional information regarding non-equity incentive compensation, please see “Executive Compensation—Non-Equity Incentive Plan Compensation & Bonuses” of the Company's definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 27, 2018. All amounts are expressed in U.S. dollars unless otherwise noted.

Name	Title	2018 Non-Equity Incentive Plan Payment		2019 Base Salary (2)
Simon N. Pimstone	Chief Executive Officer	$250,346	(1)	$444,776
Ian C. Mortimer	President and Chief Financial Officer, Corporate Secretary	192,652	(1)	420,000
Ernesto Aycardi	Chief Medical Officer (3)	158,333		420,000

(1)

Non-equity incentive plan payments for Dr. Pimstone and Mr. Mortimer are denominated in Canadian dollars and have been converted to U.S. dollars for purposes of the table.  The U.S. dollar per Canadian dollar exchange rate used for such conversion was 0.7721 which was the average Bank of Canada exchange rate for the 2018 fiscal year.

(2)

2019 base salaries were determined by the Committee and based on a number of factors, including an analysis of the Company’s updated peer group which is benchmarked in U.S. dollars. For Dr. Pimstone and Mr. Mortimer, the U.S. dollar amount of their semi-monthly pay will be converted to Canadian dollars at the Bank of Canada exchange rate five (5) days prior to each pay date and paid to Dr. Pimstone and Mr. Mortimer in Canadian dollars. The 2019 base salary figures are retroactive to January 1, 2019.

(3)	Dr. Aycardi is employed by our wholly owned subsidiary, Xenon Pharmaceuticals USA Inc., since March 19, 2018.

Dr. Pimstone, Mr. Mortimer and Dr. Aycardi are eligible to receive payments under the Company’s 2019 non-equity incentive plan of up to 60%, 45%, and 40% respectively, of their base salary. The 2019 performance goals for these officers are related to various corporate objectives, including achievement of clinical stage goals: to be on track for XEN1101 Phase 2 top-line data readout by the end of 2020, to initiate a XEN496 Phase 3 clinical trial, to initiate a XEN901 Phase 2 clinical trial and to initiate a XEN007 Phase 2 clinical trial;  discovery stage goals to achieve three of the following four objectives: deliver one development track candidate; deliver one lead identification project, identify and validate one new target to advance to hit identification and identify a new pipeline opportunity; execution against the Company’s capital markets plan; and managing to budget. The non-equity incentive payment for each of Dr. Pimstone, Mr. Mortimer and Dr. Aycardi is based solely on the achievement of corporate goals.

On March 19, 2019, in connection with its annual review of executive compensation, the Committee reviewed an analysis of current market practice with respect to executive employment agreements, including input from the Company’s independent compensation consultant and advice from external legal counsel with respect to the terms included in the form of executive employment agreement previously approved by the Company in October 2014. As a result of this review, the Committee recommended that the Company enter into amended and restated employment agreements to (i) adjust foreign exchange currency terms for Canadian executives, including Dr. Pimstone and Mr. Mortimer, (ii) obtain a release in exchange for the severance payments and benefits in the event of a termination without cause, in connection with or not in connection with a change of control, or resignation for good reason in connection with a change of control and (iii) limit to three (3) months the period of time during which a termination without cause or a resignation for good reason can occur prior to a change of control.

On March 19, 2019, following approval by the Committee, each of our executive officers, including Dr. Pimstone, our Chief Executive Officer, Mr. Mortimer, our President and Chief Financial Officer and Dr. Aycardi, our Chief Medical Officer, entered into an amended and restated employment agreement. In consideration for the above-mentioned changes, and to align the Company’s practices more closely with the Company’s compensation peer group, each of the amended and restated employment agreements provides that, upon termination without cause or resignation for good reason, in each case, within three (3) months prior to or 12 months after a change in control transaction, such impacted executive will be entitled to receive the following severance benefits, less applicable tax withholdings:

(i)

pay the executive an amount equal to 12 months base salary, plus one additional month for every one year of consecutive service with us, up to a combined maximum of 18 months (or, in the case of the Company’s Chief Executive Officer, Dr. Pimstone, and the Company’s President and Chief Financial Officer, Mr. Mortimer, 24 months base salary) (the “Payment Period”);

(ii)	100% of the executive’s applicable target annual bonus;
(iii)

arrange for continued coverage for the executive under our group benefits insurance until the Payment Period ends or the executive commences full-time employment, subject to the applicable insurer’s terms of coverage (and if the insurer does not continue coverage, pay the executive an amount equal to what the monthly premiums for such continued coverage would have cost);

(iv)

pay the executive any unpaid contributions equivalent to 5% of base salary intended for retirement savings for the period leading up to the termination of employment and the contributions equivalent to 5% of base salary intended for retirement savings that we would have paid during the Payment Period;

(v)	fully accelerate the vesting of all of the executive’s unvested stock options and other deferred compensation awards; and
(vi)

provide for the continued exercisability of the executive’s stock options and other deferred compensation awards for (A) 90 days from the end of the Payment Period for such stock options and awards granted under our stock option plan or (B) the longer of the period stipulated in the applicable plan or grant and six months from the termination of the executive’s employment for such stock options and awards granted under our 2014 equity incentive plan or any subsequent deferred compensation plan.

To receive the severance benefits upon a qualifying termination, either in connection with or not in connection with a change of control, an executive must sign and not revoke the release of claims now included as a schedule to each amended and restated employment agreement.

All other material terms of each executive’s amended and restated employment agreement remain as previously disclosed, including the severance benefits under a termination without cause.

The foregoing description of the new form of executive employment agreement and the amended and restated employment agreements is a summary of the material changes made to the prior form of executive employment agreement previously adopted in October 2014 and does not purport to be complete and is qualified in its entirety by reference to each of the agreements. Copies of such agreements for Dr. Pimstone, Mr. Mortimer and Dr. Aycardi are filed herewith as exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. Copies of the form of executive employment agreement and the form of amended and restated employment agreement for Canadian executives are filed herewith as exhibits 10.4 and 10.5, respectively, and are incorporated herein by reference. Copies of the form of executive employment agreement and the form of amended and restated employment agreement for U.S. executives are filed herewith as exhibits 10.6 and 10.7 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, dated March 19, 2019, by and between the Company and Simon Pimstone.
10.2	Amended and Restated Employment Agreement, dated March 19, 2019, by and between the Company and Ian Mortimer.
10.3	Amended and Restated Employment Agreement, dated March 19, 2019, by and between the Company and Ernesto Aycardi.
10.4	Form of Offer of Employment (CDN Executive).
10.5	Form of Amended and Restated Employment Agreement (CDN Executive).
10.6	Form of Offer of Employment (U.S. Executive).
10.7	Form of Amended and Restated Employment Agreement (U.S. Executive).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenon Pharmaceuticals Inc.

Date: March 25, 2019	By:	/s/ Ian Mortimer
Ian Mortimer
President & Chief Financial Officer